DKM CPAS AUDIT CONSENT

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1, of our audit report dated January 5, 2015 relative to the financial statements of Tiluro Inc. as of September 30, 2014 and for period from inception (May 13, 2014) through September 30, 2014.

We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

February 18, 2015